UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Axiall Corporation

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On April 22, 2016, Axiall Corporation issued the press release below.

Axiall Comments about China Petrochemical Development

ATLANTA, April 22, 2016 – In response to press reports, Axiall Corporation (NYSE: AXLL) today confirmed that the company has received notice from China Petrochemical Development Corp. (“CPD”) that CPD has exercised an option to sell to Axiall CPD’s 40 percent interest in Taiwan Chlorine Industries, Ltd. (“TCI”) for $100 million. Under an agreement that was established when PPG Industries, Inc. (“PPG”) separated its commodity chemicals business and merged it with a subsidiary of Georgia Gulf to form Axiall, Axiall has the contractual option to have PPG rather than Axiall acquire CPD’s 40 percent interest in TCI. Axiall is assessing the matter.

About Axiall

Axiall Corporation (NYSE: AXLL) is a leading integrated chemicals and building products company. Headquartered in Atlanta, Axiall has manufacturing facilities located throughout North America and in Asia to provide industry-leading materials and services to customers. For more information, visit www.axiall.com.

Additional Information

In connection with the 2016 annual meeting of stockholders (the “2016 Annual Meeting”), the company has filed a preliminary proxy statement and other documents regarding the 2016 Annual Meeting with the Securities and Exchange Commission (“SEC”) and will mail the definitive proxy statement and a WHITE proxy card to each stockholder of record entitled to vote at the 2016 Annual Meeting. STOCKHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from Axiall at its website, www.axiall.com, or 1000 Abernathy Road NE, Suite 1200, Atlanta, GA 30328, Attention: General Counsel.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2016 Annual Meeting. Information concerning the Company’s participants is set forth in its preliminary revised proxy statement, dated April 20, 2016, for its 2016 Annual Meeting, as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of the Company in the solicitation of proxies in respect of the 2016 Annual Meeting and other relevant materials will be filed with the SEC when they become available.

Contacts

Investor Relations:

Martin Jarosick, 1-770-395-4524

Media:

Chip Swearngan, 1-678-507-0554

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